Exhibit 22

List of Guarantor Subsidiaries

The following subsidiaries of the Company were, as of December 31, 2020, guarantors of the Company’s 5.625% Senior Notes, 6.500% Senior Notes, 5.500% Senior Notes and 5.000% Senior Notes:

Abilene Holding Company, LLC

Abilene Legacy Sub, LLC

Acadia Chattanooga Holdings, LLC

Acadia Crestwyn Holdings, LLC

Acadia JV Holdings, LLC

Acadia LaPlace Holdings, LLC

Acadia Management Company, LLC

Acadia Merger Sub, LLC

Acadia Reading Holdings, LLC

Acadiana Addiction Center, LLC

Advanced Treatment Systems, LLC

Ascent Acquisition, LLC

Ascent Acquisition - CYPDC, LLC

Ascent Acquisition - PSC, LLC

Aspen Education Group, Inc.

Aspen Youth, Inc.

ATS of Cecil County, LLC

ATS of Delaware, LLC

ATS of North Carolina, LLC

Austin Behavioral Hospital, LLC

Austin Eating Disorders Partners, LLC

Baton Rouge Treatment Center, LLC

Bayside Marin, Inc.

BCA of Detroit, LLC

Beckley Treatment Center, LLC

Belmont Behavioral Hospital, LLC

BGI of Brandywine, LLC

Bowling Green Inn of Pensacola, LLC

Bowling Green Inn of South Dakota, Inc.

California Treatment Services, LLC

Cartersville Center, LLC

Cascade Behavioral Holding Company, LLC

Cascade Behavioral Hospital, LLC

CAPS of Virginia, LLC

Center for Behavioral Health - HA, LLC

Center for Behavioral Health-ME, Inc.

Center for Behavioral Health-PA, LLC

Centerpointe Community Based Services, LLC

Charleston Treatment Center, LLC

Clarksburg Treatment Center, LLC

Clearbrook Treatment Centers, LLC

Clearbrook Treatment Centers Land, LLC

Commodore Acquisition Sub, LLC

Conway Behavioral Health, LLC

CRC ED Treatment, LLC

CRC Group, LLC

CRC Health, LLC

CRC Health Oregon, LLC

CRC Health Tennessee, LLC

CRC Recovery, Inc.

CRC Wisconsin RD, LLC

Crossroads Regional Hospital, LLC

Delta Medical Services, LLC

Detroit Behavioral Institute, LLC

DHG Services, LLC

Discovery House CC, LLC

Discovery House CU, LLC

Discovery House MA, Inc.

Discovery House Monroeville, LLC

Discovery House of Central Maine, Inc.

Discovery House Tv, Inc.

Discovery House Utah, Inc.

Discovery House WC, Inc.

Discovery House, LLC

Discovery House-BC, LLC

Discovery House-BR, Inc.

Discovery House-Group, LLC

Discovery House-HZ, LLC

Discovery House-LT, Inc.

Discovery House-NC, LLC

Discovery House-UC, Inc.

DMC—Memphis, LLC

Duffy’s Napa Valley Rehab, LLC

East Indiana Treatment Center, LLC

El Paso Behavioral Hospital, LLC

Evansville Treatment Center, LLC

FenX Healthcare, LLC

Four Circles Recovery Center, LLC

Galax Treatment Center, LLC

Generations BH, LLC

Gifford Street Wellness Center, LLC

Greenbrier Acquisition, LLC

Greenbrier Holdings, L.L.C.

Greenbrier Hospital, L.L.C.

Greenbrier Realty, L.L.C.

Greenleaf Center, LLC

Habilitation Center, LLC

Habit Opco, LLC

Hermitage Behavioral, LLC

Henryville Inn, LLC

HMIH Cedar Crest, LLC

Huntington Treatment Center, LLC

Indianapolis Treatment Center, LLC

Kids Behavioral Health Of Montana, Inc.

Lakeland Hospital Acquisition, LLC

McCallum Group, LLC

McCallum Properties, LLC

Millcreek School of Arkansas, LLC

Millcreek Schools, LLC

Milwaukee Health Services System, LLC

Mission Treatment Centers, Inc.

Mission Treatment Services, Inc.

Northeast Behavioral Health, LLC

Ohio Hospital For Psychiatry, LLC

Options Treatment Center Acquisition Corporation

Parkersburg Treatment Center, LLC

PHC MeadowWood, LLC

PHC of Michigan, LLC

PHC of Nevada, Inc.

PHC of Utah, Inc.

PHC of Virginia, LLC

Piney Ridge Treatment Center, LLC

Pocono Mountain Recovery Center, LLC

Pocono Mountain Recovery Center Land, LLC

Polaris Hospital Holdings, LLC

Psychiatric Resource Partners, LLC

Quality Addiction Management, Inc.

R.I.S.A.T., LLC

Rebound Behavioral Health, LLC

Red River Holding Company, LLC

Red River Hospital, LLC

Rehabilitation Centers, LLC

Resolute Acquisition Corporation,

Richmond Treatment Center, LLC

Riverview Behavioral Health, LLC

Riverwoods Behavioral Health, LLC

Rock Crest Drive, LLC

Rock Crest LLC Limited Liability Company

Rolling Hills Hospital, LLC

RTC Resource Acquisition Corporation,

Sahara Health Systems, L.L.C.

San Diego Health Alliance

San Diego Treatment Services, LLC

Serenity Knolls

Seven Hills Hospital, LLC

Shaker Clinic, LLC

Sheltered Living Incorporated

Sierra Tucson, LLC

Skyway House, LLC

Sober Living by the Sea, Inc.

Sonora Behavioral Health Hospital, LLC

Southern Indiana Treatment Center, LLC

Southwestern Children’s Health Services, Inc.

Southwood Psychiatric Hospital, LLC

Structure House, LLC

Success Acquisition, LLC

SUWS of the Carolinas, Inc.

Ten Broeck Tampa, LLC

Ten Lakes Center, LLC

Texarkana Behavioral Associates, L.C.

The Camp Recovery Center, LLC

The Pavilion at HealthPark, LLC

The Refuge, A Healing Place, LLC

TK Behavioral, LLC

TK Behavioral Holding Company, LLC

Transcultural Health Development, Inc.

Treatment Associates, Inc.

TrustPoint Hospital, LLC

Vallejo Acquisition Sub, LLC

Valley Behavioral Health System, LLC

Vermilion Hospital, LLC

Village Behavioral Health, LLC

Virginia Treatment Center, LLC

Vista Behavioral Holding Company, LLC

Vista Behavioral Hospital, LLC

Vita Nova, LLC

Volunteer Treatment Center, LLC

WCHS, Inc.

Webster Wellness Professionals, LLC

Wellplace, LLC

Wheeling Treatment Center, LLC

White Deer Realty, LLC

White Deer Run, LLC

Wichita Treatment Center Inc.

Williamson Treatment Center, LLC

Wilmington Treatment Center, LLC

Youth and Family Centered Services of New Mexico, Inc.

Youth Care of Utah, Inc.